Sabre reports third quarter 2025 results
Q3'25 revenue and Adjusted EBITDA in line with guidance

Business Highlights:
•Repaid ~$825 million of debt from the proceeds of the Hospitality Solutions sale
•Grew Distribution revenue 4 percentage points YoY, driven by continued acceleration from the ramp of growth strategies
•Strong operating margin improvement YoY of 5 percentage points through revenue growth, disciplined cost management and lower technology costs
•Announced agentic APIs built for travel, which we believe will power how travel will be searched, booked, and serviced in the future
•Continued commercial momentum in air distribution

Third Quarter 2025 Financial Results:
•Third quarter revenue of $715 million, up 3% from Q3'24
•Operating income of $94 million and operating margin of 13%, up 5 percentage points from Q3'24
•Net income attributable to common stockholders of $849 million
•Adjusted EBITDA(1) of $141 million, up 25% from Q3'24
•Normalized Adjusted EBITDA(1) of $150 million, up 23% from Q3'24
•Ended quarter with cash balance of $683 million

SOUTHLAKE, Texas – November 5, 2025 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2025.

"Our third quarter results reflect solid execution and improving momentum across our business," said Kurt Ekert, President and CEO of Sabre. "We delivered positive growth in quarterly air distribution bookings driven by strong growth in September. This resulted in year-on-year growth in both revenue and Adjusted EBITDA. In what has been a dynamic year, recent optimistic commentary from the broader travel industry provides us confidence that we are well positioned as we head into next year."

Ekert continued, "We are committed to delevering the balance sheet and driving sustainable growth through innovation. Consistent with that, during the quarter, we repaid approximately $825 million of debt, and we were first in the industry to announce agentic APIs for travel. We believe AI presents an incredible opportunity within the travel industry and these tools will enable a new era of AI-driven retailing. Looking forward, we believe focused execution of our strategic priorities positions Sabre for long-term growth and value creation."

Q3 2025 Financial Summary

Third quarter revenue totaled $715 million, compared to $691 million in the third quarter of 2024.

•Distribution revenue increased by $24 million, or 4%, to $575 million driven by a $16 million increase in transaction-based revenue primarily due to an increase in air and hotel distribution bookings and favorable travel supplier mix and rate impacts as well as an $8 million increase in product-based revenue
◦Total bookings, net of cancellations, were 95 million, an increase of 3% from third quarter 2024 levels
◦Average booking fee totaled $6.05, an increase versus $5.94 in the third quarter of 2024
•IT Solutions revenue of $140 million was flat versus the third quarter of 2024

Operating income totaled $94 million versus $58 million in the third quarter of 2024. The improvement in operating results was driven by lower labor and professional services and the increase in revenue described above, partially offset by increased incentive expenses.

Net income from continuing operations totaled $48 million, versus a loss of $62 million in the third quarter of 2024. The increase is due to higher operating income as described above and a reduction in the provision for income tax expense from continuing operations.

Net income attributable to common stockholders totaled $849 million, versus a loss of $63 million in the third quarter of 2024. The increase in net income attributable to common stockholders in the third quarter of 2025 was primarily driven by the gain on sale recognized from the disposition of Hospitality Solutions in the quarter and the items impacting net income from continuing operations described above.

Normalized Adjusted EBITDA was $150 million, versus $121 million in the third quarter of 2024. The improvement in Normalized Adjusted EBITDA was driven by lower labor and professional services and the increase in revenue described above, partially offset by increased incentive expenses.

With regard to Sabre's third quarter 2025 cash flows (versus prior year):
•Cash provided by operating activities totaled $34 million (vs. $24 million)
•Cash used in investing activities totaled $20 million (vs. $36 million provided by)
•Cash used in financing activities totaled $839 million (vs. $8 million)
•Capitalized expenditures totaled $20 million (vs. $19 million)

Free Cash Flow(1) was $13 million, versus Free Cash Flow of $5 million in the third quarter of 2024.

Pro Forma Free Cash Flow(1) was $13 million in the third quarter of 2025.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change (B/W)	2025	2024	% Change (B/W)
Total Company:
Revenue	$715,183	$691,300	3	$2,104,458	$2,099,983	—
Distribution Revenue	$575,308	$550,996	4	$1,690,189	$1,673,848	1
IT Solutions Revenue	$139,875	$140,304	—	$414,269	$426,135	(3)
Operating Income	$93,625	$57,841	62	$274,154	$195,758	40
Operating Margin	13.1%	8.4%		13.0%	9.3%
Net income (loss) attributable to common stockholders	$848,744	$(62,818)	NM	$627,716	$(204,061)	408
Diluted net income (loss) per share attributable to common stockholders (EPS)	$0.12	$(0.16)	175	$(0.40)	$(0.52)	23
Net Income (Loss) Margin	118.7%	(9.1)%		29.8%	(9.7)%
Adjusted EBITDA(1)	$140,633	$112,275	25	$389,708	$348,894	12
Adjusted EBITDA Margin(1)	19.7%	16.2%		18.5%	16.6%
Normalized Adjusted EBITDA(1)	$150,008	$121,483	23	$416,864	$377,034	11
Normalized Adjusted EBITDA Margin(1)	21.0%	17.6%		19.8%	18.0%
Adjusted Net Loss(1)	$(4,880)	$(18,868)	74	$(9,917)	$(46,352)	79
Adjusted EPS(1)	$(0.01)	$(0.05)	80	$(0.03)	$(0.12)	75
Cash provided by (used in) operating activities	$33,686	$24,393	38	$(248,155)	$(5,463)	NM
Cash (used in) provided by investing activities	$(20,269)	$35,543	(157)	$(50,352)	$(10,307)	(389)
Cash (used in) provided by financing activities	$(838,908)	$(8,075)	NM	$(804,408)	$46,049	NM
Capitalized expenditures	$(20,269)	$(19,291)	(5)	$(59,419)	$(64,841)	8
Free Cash Flow(1)	$13,417	$5,102	163	$(307,574)	$(70,304)	(337)
Pro Forma Free Cash Flow(1)	$13,417	$14,310	(6)	$(58,732)	$(42,164)	(39)
Net Debt (total debt, less cash and cash equivalents)	$3,660,373	$4,496,441

Volume Metrics:
Total Bookings	95,135	92,796	3	281,789	282,235	—
Air Bookings	80,542	78,648	2	238,514	240,043	(1)
Lodging, Ground and Sea Bookings	14,593	14,148	3	43,275	42,192	3
Passengers Boarded	182,212	177,272	3	519,391	514,104	1

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.
NM - not meaningful

Business and Financial Pro Forma Financial Outlook

The Company is providing the fourth quarter and full year 2025 outlook included below on a pro forma basis to give effect to the sale of the Hospitality Solutions business, and we have removed the impact of the $227 million of payment-in-kind interest that was recorded in conjunction with the refinancing activity in the second quarter of 2025, from Pro Forma Free Cash Flow. Pro forma adjustments include the impact of classifying Hospitality Solutions as a discontinued operation in accordance with GAAP and an adjustment to remove costs previously allocated to Hospitality Solutions, but that do not meet the GAAP definition for discontinued operations reporting. We believe this presentation will enhance investors' ability to evaluate and compare the Company's operations on a go-forward basis.

With respect to the fourth quarter and full-year 2025 financial outlook below:

•Fourth quarter Pro Forma Adjusted EBITDA guidance consists of expected net loss from continuing operations of approximately $56 million; less impact of acquisition-related amortization of approximately $8 million; expected stock-based compensation expense of approximately $11 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $19 million; expected interest expense, inclusive of issuance costs and debt discounts, net of approximately $109 million; expected income tax provision of approximately $8 million; less expected pro forma adjustments of approximately $10 million associated with costs previously allocated to Hospitality Solutions.

•Fourth quarter Pro Forma Free Cash Flow guidance consists of the expected cash from continuing operations operating activities of approximately $150 million less expected additions to property and equipment of approximately $20 million.

•Full-year Pro Forma Adjusted EBITDA guidance consists of expected net loss from continuing operations of approximately $210 million; less impact of acquisition-related amortization of approximately $31 million; expected stock-based compensation expense of approximately $46 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $74 million; expected interest expense, inclusive of issuance costs and debt discounts, net of approximately $441 million; expected loss on extinguishment of debt, foreign exchange, and other expenses of approximately $81 million; expected provision for income taxes of approximately $29 million; less expected pro forma adjustments of approximately $37 million associated with costs previously allocated to Hospitality Solutions.

•Full year Pro Forma Free Cash Flow guidance consists of the expected usage of cash from continuing operations operating activities of approximately $99 million, less expected additions to continuing operations property and equipment of approximately $80 million, and expected pro forma adjustments of approximately $249 million, of which $227 million represents payment-in-kind interest that was recorded in conjunction with the refinancing activity in the second quarter of 2025 and the remainder represents adjustments associated with costs previously allocated to Hospitality Solutions and other estimated impacts of the divestiture.

Fourth Quarter and Full Year 2025 Pro Forma Financial Outlook

Sabre’s fourth quarter and full year 2025 outlook is set forth below:

	Q4 2025	FY 2025
Air Distribution Volumes	6% to 8% YoY growth	Positive YoY growth
Revenue	Low single digit YoY growth	Flat YoY growth
Pro Forma Adjusted EBITDA	~$110M +2% YoY	~$530M +9% YoY
Pro Forma Free Cash Flow	~$130M	~$70M
Ending Cash Balance		~$800M

Conference Call

Sabre will conduct its third quarter 2025 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading technology company that takes on the biggest opportunities and solves the most complex challenges in travel. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, with employees across the world, Sabre serves customers in more than 160 countries globally. For more information visit  www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, on its LinkedIn account, and on its X account, @Sabre_Corp. The Company intends to use the Investor Relations section of its website, its LinkedIn account, and its X account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website, its LinkedIn account and its X account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website, its LinkedIn account or its X account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The Company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Normalized Adjusted EBITDA, Normalized Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA and Free Cash Flow, including on a pro forma basis. We do not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as we are unable to predict the components of the non-GAAP adjustments contained in the guidance with reasonable certainty and without unreasonable effort; however, see "Business and Pro Forma Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Discontinued Operations

On April 27, 2025, we entered into a definitive purchase agreement with an affiliate of TPG (the “Buyer”) pursuant to which the Buyer agreed to purchase our Hospitality Solutions business, and on July 3, 2025, we closed the sale (the “Hospitality Solutions Sale”). The assets and liabilities associated with the Hospitality Solutions Sale are presented as discontinued operations on our consolidated balance sheet as of December 31, 2024, and the operating results of our Hospitality Solutions business are presented as discontinued operations on our consolidated statements of operations for all periods presented. Unless otherwise noted, results presented are based on continuing operations.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "outlook," “pro forma,” “believe,” “momentum,” “confidence,” “position,” "plan," "expect," “encouraged,” “focus,” “optimistic,” “anticipate,” “will,” “long-term,” “sustainable,” “growth,” “accelerate,” “potential,” “opportunity,” “goal,” “estimate,” "commitment," “temporary,” “continue,” “progress,” “possible,” “outcome,” “assume,” “challenge,” "enhance," "guidance," "strategy," "on track," "objective," "target," "pipeline," "trajectory," "benefit," "forecast," "estimate," "project," "may," "should," "would," "intend," or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the implementation and effects of our growth strategies, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, competition in the travel distribution industry and solutions industry, failure to adapt to technological advancements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, the ability to achieve our cost savings and efficiency goals and the effects of these goals, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, including the sale of Hospitality Solutions, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any litigation, regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, in our Annual Report on Form 10-K filed with the SEC on February 20, 2025 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

___________________

(1)     Adjusted Net Loss, Adjusted EPS, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA, Free Cash Flow, and Pro Forma Free Cash Flow are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure. Normalized Adjusted EBITDA is Adjusted EBITDA adjusted for estimated costs historically allocated to Hospitality Solutions. Pro Forma Free Cash Flow is calculated to give effect to the Hospitality Solutions Sale, and we have removed the impact of the $227 million payment-in-kind interest that was recorded in conjunction with the refinancing activity in the second quarter of 2025. We believe this presentation will enhance investors' ability to evaluate and compare the Company's operations on a go-forward basis.

Contacts:

Media	Investors
Cassidy Smith-Broyles	Jim Mathias
cassidy.smith-broyles@sabre.com	jim.mathias@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$715,183	$691,300	$2,104,458	$2,099,983
Cost of revenue, excluding technology costs	313,074	294,656	914,899	880,706
Technology costs	168,009	189,417	515,810	590,051
Selling, general and administrative	140,475	149,386	399,595	433,468
Operating income	93,625	57,841	274,154	195,758
Other expense:
Interest expense, net	(111,312)	(113,126)	(332,346)	(341,435)
Loss on extinguishment of debt	—	—	(85,182)	(37,994)
Equity method income	377	430	1,780	1,859
Other, net	6,929	(327)	6,432	(863)
Total other expense, net	(104,006)	(113,023)	(409,316)	(378,433)
Loss from continuing operations before income taxes	(10,381)	(55,182)	(135,162)	(182,675)
(Benefit) provision for income taxes	(58,546)	7,236	21,068	16,564
Income (loss) from continuing operations	48,165	(62,418)	(156,230)	(199,239)
Income (loss) from discontinued operations, net of tax	800,313	(715)	783,725	(4,484)
Net income (loss)	848,478	(63,133)	627,495	(203,723)
Net (loss) income attributable to noncontrolling interests	(266)	(315)	(221)	338
Income (loss) attributable to common stockholders	$848,744	$(62,818)	$627,716	$(204,061)

Basic net (loss) income per share attributable to common stockholders:
Income (loss) from continuing operations	$0.12	$(0.16)	$(0.40)	$(0.52)
Income (loss) from discontinued operations	2.03	—	2.01	(0.01)
Net income (loss) per common share	$2.15	$(0.16)	$1.61	$(0.53)
Diluted net (loss) income per share attributable to common stockholders:
Income (loss) from continuing operations	$0.12	$(0.16)	$(0.40)	$(0.52)
Income (loss) from discontinued operations	1.86	—	2.01	(0.01)
Net income (loss) per common share	$1.98	$(0.16)	$1.61	$(0.53)
Weighted-average common shares outstanding:
Basic	394,580	385,729	390,616	383,013
Diluted	429,253	385,729	390,616	383,013

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$661,722	$724,479
Restricted cash	21,025	21,039
Accounts receivable, net of allowance for credit losses of $21,167 and $23,557	380,093	286,601
Prepaid expenses and other current assets	94,559	76,518
Discontinued operations	—	54,581
Total current assets	1,157,399	1,163,218
Property and equipment, net of accumulated depreciation of $1,708,930 and $1,696,135	248,929	233,785
Equity method investments	22,394	22,470
Goodwill	2,384,029	2,383,380
Acquired customer relationships, net of accumulated amortization of $792,082 and $777,926	163,997	177,874
Other intangible assets, net of accumulated amortization of $592,402 and $582,725	128,663	137,411
Deferred income taxes	7,043	8,113
Other assets, net	260,548	272,876
Discontinued operations	—	235,802
Total assets	$4,373,002	$4,634,929

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$219,228	$242,992
Accrued compensation and related benefits	58,974	105,533
Accrued subscriber incentives	290,089	265,065
Deferred revenues	55,404	60,200
Other accrued liabilities	241,555	186,563
Current portion of debt	152,990	230,214
Discontinued operations	—	51,207
Total current liabilities	1,018,240	1,141,774
Deferred income taxes	40,556	30,120
Other noncurrent liabilities	190,437	204,041
Long-term debt	4,063,277	4,834,776
Discontinued operations	—	15,989
Redeemable noncontrolling interests	11,300	12,928
Stockholders’ deficit
Common Stock: $0.01 par value; 1,000,000 authorized shares; 427,178 and 414,754 shares issued, 394,879 and 385,932 shares outstanding at September 30, 2025 and December 31, 2024, respectively	4,272	4,147
Additional paid-in capital	3,340,222	3,304,466
Treasury Stock, at cost, 32,299 and 28,822 shares at September 30, 2025 and December 31, 2024, respectively	(537,089)	(526,789)
Accumulated deficit	(3,699,436)	(4,327,152)
Accumulated other comprehensive loss	(74,477)	(73,747)
Noncontrolling interest	15,700	14,376
Total stockholders’ deficit	(950,808)	(1,604,699)
Total liabilities and stockholders’ deficit	$4,373,002	$4,634,929

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net income (loss)	$627,495	$(203,723)
Adjustments to reconcile net income (loss) to cash used in operating activities:
(Income) loss from discontinued operations	(783,725)	4,484
Payment of previously paid-in-kind interest	(199,938)	—
Loss on extinguishment of debt	85,182	37,994
Depreciation and amortization	77,983	82,955
Stock-based compensation expense	34,772	36,620
Paid-in-kind interest	28,327	89,877
Amortization of upfront incentive consideration	28,299	25,744
Amortization of debt discount and issuance costs	21,206	19,355
Deferred income taxes	6,736	(5,417)
Gain on sale of assets	(5,191)	—
Provision for expected credit losses	3,302	3,074
Other	(5,302)	1,533
Dividends received from equity method investments	1,103	1,833
Gain on investment fair value adjustment	—	(3,234)
Changes in operating assets and liabilities:
Accounts and other receivables	(139,093)	(55,693)
Prepaid expenses and other current assets	19,674	(1,133)
Capitalized implementation costs	(7,059)	(10,188)
Upfront incentive consideration	(15,681)	(9,027)
Other assets	(3,045)	(12,403)
Accrued compensation and related benefits	(61,497)	(31,182)
Accounts payable and other accrued liabilities	58,193	59,161
Deferred revenue including upfront solution fees	(19,896)	(36,093)
Cash used in operating activities	(248,155)	(5,463)
Investing Activities
Additions to property and equipment	(59,419)	(64,841)
Proceeds from sale of assets	9,267	—
Other investing activities	(200)	(300)
Proceeds from sale of investment in securities	—	54,834
Cash used in investing activities	(50,352)	(10,307)
Financing Activities
Payments on borrowings from lenders	(2,048,415)	(194,716)
Proceeds on borrowings from lenders	1,325,000	200,090
Payments on borrowings under Securitization Facility	(112,750)	(58,300)
Proceeds from borrowings under Securitization Facility	108,950	155,600
Debt prepayment fees and issuance costs	(71,519)	(50,020)
Net payment on the settlement of equity-based awards	(10,302)	(6,605)
Net Receipts on Behalf under TSA	4,628	—
Cash (used in) provided by financing activities	(804,408)	46,049
Cash Flows from Discontinued Operations
Cash used in operating activities	(19,139)	(6,687)
Cash provided by (used in) investing activities	1,054,898	(3,211)
Cash provided by (used in) discontinued operations	1,035,759	(9,898)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,385	176
(Decrease) increase in cash, cash equivalents and restricted cash	(62,771)	20,557
Cash, cash equivalents and restricted cash at beginning of period	745,518	669,244
Cash, cash equivalents and restricted cash at end of period	$682,747	$689,801
Non-cash additions to property and equipment for continuing operations	$254	$—

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Net Loss as net income (loss) attributable to common stockholders adjusted for (income) loss from discontinued operations, net of tax, net (loss) income attributable to noncontrolling interests, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, other, net, disposition-related costs, litigation costs, net, indirect tax matters, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as income (loss) from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, disposition-related costs, litigation costs, net, indirect tax matters, stock-based compensation and the provision for income taxes.

We define Normalized Adjusted EBITDA and Pro Forma Adjusted EBITDA as Adjusted EBITDA adjusted for estimated costs historically allocated to Hospitality Solutions.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We defined Normalized Adjusted EBITDA Margin as Normalized Adjusted EBITDA divided by revenue.

We define Adjusted Net Loss from continuing operations per share and Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

We define Pro Forma Free Cash Flow as Free Cash Flow adjusted to give effect to the Hospitality Solutions Sale, and we have removed the impact of the $227 million payment-in-kind interest that was recorded in conjunction with the refinancing activity in the second quarter of 2025.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Net Loss, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA Margin and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Net Loss, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, and Pro Forma Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Net Loss, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA Margin, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Pro Forma Outlook

The non-GAAP pro forma financial outlook in this press release, including Pro Forma Adjusted EBITDA and Pro Forma Free Cash Flow, is not necessarily indicative of the operating results of the Company after the closing of the Hospitality Solutions Sale and utilization of the net proceeds from the sale to pay down outstanding indebtedness, or of the operating results of the Company in the future. The non-GAAP pro forma financial outlook included in this press release is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Loss from continuing operations and income (loss) from continuing operations to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to common stockholders	$848,744	$(62,818)	$627,716	$(204,061)
(Income) loss from discontinued operations, net of tax	(800,313)	715	(783,725)	4,484
Net (loss) income attributable to noncontrolling interests(1)	(266)	(315)	(221)	338
Income (loss) from continuing operations	48,165	(62,418)	(156,230)	(199,239)
Adjustments:
Acquisition-related amortization(2a)	7,730	8,257	23,194	24,773
Restructuring and other costs(4)	3,815	(648)	3,815	9,791
Loss on extinguishment of debt	—	—	85,182	37,994
Other, net(3)	(6,929)	327	(6,432)	863
Disposition-related costs(5)	720	1,713	1,240	2,576
Litigation costs, net(6)	—	487	—	491
Indirect tax matters(7)	3,915	11,138	(4,036)	18,844
Stock-based compensation	11,170	13,256	34,772	36,620
Tax impact of adjustments(8)	(73,466)	9,020	8,578	20,935
Adjusted Net Loss from continuing operations	$(4,880)	$(18,868)	$(9,917)	$(46,352)
Adjusted Net Loss from continuing operations per share	$(0.01)	$(0.05)	$(0.03)	$(0.12)
Adjusted diluted weighted-average common shares outstanding(9)	394,580	385,729	390,616	383,013

Income (loss) from continuing operations	$48,165	$(62,418)	$(156,230)	$(199,239)
Adjustments:
Depreciation and amortization of property and equipment(2b)	16,484	16,772	46,099	48,713
Amortization of capitalized implementation costs(2c)	2,797	3,029	8,690	9,469
Acquisition-related amortization(2a)	7,730	8,257	23,194	24,773
Restructuring and other costs(4)	3,815	(648)	3,815	9,791
Interest expense, net	111,312	113,126	332,346	341,435
Other, net(3)	(6,929)	327	(6,432)	863
Loss on extinguishment of debt	—	—	85,182	37,994
Disposition-related costs(5)	720	1,713	1,240	2,576
Litigation costs, net(6)	—	487	—	491
Indirect tax matters(7)	3,915	11,138	(4,036)	18,844
Stock-based compensation	11,170	13,256	34,772	36,620
Provision for income taxes	(58,546)	7,236	21,068	16,564
Adjusted EBITDA	$140,633	$112,275	$389,708	$348,894
Plus estimated costs historically allocated to Hospitality Solutions	9,375	9,208	27,156	28,140
Normalized Adjusted EBITDA	$150,008	$121,483	$416,864	$377,034

Net Income (Loss) Margin	118.7%	(9.1)%	29.8%	(9.7)%
Adjusted EBITDA margin	19.7%	16.2%	18.5%	16.6%
Normalized Adjusted EBITDA margin	21.0%	17.6%	19.8%	18.0%

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by (used in) operating activities	$33,686	$24,393	$(248,155)	(5,463)
Cash (used in) provided by investing activities	(20,269)	35,543	(50,352)	(10,307)
Cash (used in) provided by financing activities	(838,908)	(8,075)	(804,408)	46,049

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by (used in) operating activities	$33,686	$24,393	$(248,155)	$(5,463)
Additions to property and equipment	(20,269)	(19,291)	(59,419)	(64,841)
Free Cash Flow	$13,417	$5,102	$(307,574)	$(70,304)

Reconciliation of Free Cash Flow from Discontinued Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by (used in) operating activities from Discontinued Operations	$3,477	$3,416	$(19,139)	$(6,687)
Additions to property and equipment from Discontinued Operations	(4,656)	(967)	(6,444)	(3,211)
Free Cash Flow from Discontinued Operations	$(1,179)	$2,449	$(25,583)	$(9,898)

Non-GAAP Footnotes

(1)Net income (loss) attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40% through June 30, 2025, (iv) Sabre Bulgaria of 40%, and (v) FERMR Holdings Limited (the direct parent of Conferma Limited) of 19%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3) Other, net includes $10 million of TSA income in the current year period, a gain on the sale of assets of $5 million recognized in the current year period and a fair value loss from our investments in securities of $3 million recognized in the prior year period. In addition, all periods presented include non-operating gains and losses as well as foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4) Restructuring and other costs primarily represents charges related to the Hospitality Solutions Sale in the current year period and adjustments to charges associated with the cost reduction plan we began implementing in the second quarter of 2023, in the prior year period.

(5) Disposition-related costs represent fees and expenses incurred associated with disposition-related activities.

(6) Litigation costs, net represent charges associated with antitrust litigation.

(7) Indirect tax matters represents charges associated with certain digital services taxes ("DST") related to historical periods, which may ultimately be settled in cash, and certain foreign non-income tax litigation matters.

(8) The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.

(9) The Adjusted diluted weighted-average common shares outstanding calculation excludes 1 million of dilutive stock options and restricted stock awards and approximately 33 million resulting common shares related to the Exchangeable Notes for the three months ended September 30, 2025, as their effect would be anti-dilutive given the net loss incurred in the period.